Exhibit 99.1

CONTACTS: Nautilus, Inc.

John Mills

Senior Managing Director of ICR

(310) 954-1105

NAUTILUS, INC ANNOUNCES CLOSING OF PEARL IZUMI USA SALE TO

SHIMANO AMERICAN CORPORATION

VANCOUVER, Wash. – (April 21, 2008) – Fitness leader Nautilus, Inc. (NYSE: NLS) is pleased to announce the closing of the sale of its subsidiary DashAmerica, Inc., d/b/a/ Pearl iZumi, to Shimano American Corporation, a division of cycling and fishing equipment provider Shimano, Inc. Consideration for the sale was $69.4 million, comprised of $65.3 million in cash and the assumption of $4.1 million in long-term debt.

Proceeds from the sale of Pearl iZumi will be used to paydown current debt and fund future working capital needs.

About Nautilus, Inc.

Headquartered in Vancouver, Wash., Nautilus, Inc. (NYSE:NLS) is a global fitness products company providing innovative, quality solutions to help people achieve a healthy lifestyle. With a brand portfolio including Nautilus®, Bowflex®, Schwinn®Fitness, StairMaster®, and Universal®, Nautilus manufactures and markets innovative fitness products through direct, commercial, retail, and international channels. Formed in 1986, the company had 2007 sales of $502 million. It has 1,450 employees and operations in Washington, Oregon, Oklahoma, Virginia, Canada, Switzerland, Germany, United Kingdom, Italy, China, Australia and other locations around the world. Website: www.nautilusinc.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. We caution you not to place undue reliance on forward-looking statements, including the use of proceeds from the sale of Pearl iZumi, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.